Exhibit 10.3

VOLCON CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of AUGUST 28, 2020, between VOLCON, INC., a Delaware corporation, having its principal place of business at 3267 Bee Caves Road, 107-322, Austin, TX 78746 (the “Company”), and Highbridge Consultants, LLC, with an address at 3300 Bee Cave Rd, #650-129, Austin, TX 78746 (“Consultant”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.             Engagement Period. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, upon the terms and conditions set forth herein, for the period (the “Term”) beginning on the date hereof and ending on the third anniversary of this agreement, unless extended by the parties (“Termination Date”) except for those sections that are to survive the termination of this agreement. The Term may be further extended by mutual written agreement.

2.             Position and Duties.

(a)                Services. During the Term, Consultant shall provide consulting services with respect to public markets and general marketing (the “Services”). The Services shall be provided at such locations reasonably determined by the Consultant. The Consultant will report to such person(s) as designated by the Company.

(b)                Performance of Services. The parties expressly acknowledge and agree that Consultant will be permitted to provide consulting and other services to any other person or entity during the Consulting Period provided such services do not conflict with the services being provided to the Company. Consultant shall perform the Services to the best of Consultant’s abilities in a diligent, trustworthy, professional and efficient manner. In performing the Services hereunder, Consultant is acting as an independent contractor. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company, on the one hand, and the Consultant, on the other hand. Consultant shall not have any right, power or authority in any way to bind the Company or any of its affiliates to the fulfillment of any condition, contract or obligation or to create any liability binding on the part the Company or any of its affiliates, and Consultant agrees not to represent otherwise to any third party.

(c)                Compliance with Law. Consultant warrants that all work and services shall be performed in complete compliance with all relevant laws and regulations, including all securities laws, rules, regulations and guidance. Specifically, Consultant acknowledges it will comply with all laws, rules, regulations and guidance related to material non-public information. Consultant shall not provide any services that require any license or permit unless consultant has the necessary license or permit to perform such services.

3.             Consulting Compensation. In consideration of the Services, Consultant will receive the stock purchase warrant attached hereto as Exhibit A. Consultant is responsible for all taxes on any consideration paid to Consultant pursuant to this Agreement.

4.             Expense Reimbursement. The Company shall reimburse Consultant for all preapproved, reasonable and documented expenses incurred by Consultant in the course of performing services under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of expenses. All travel will be authorized for business class.

5.             Termination.

(a)                Termination. This Agreement shall terminate at the end of the Term and may only be terminated earlier by either Party upon thirty (30) days written notice upon a breach of this Agreement. No portion of any Common Stock or compensation (5.(b)) issued to Consultant will be refundable despite early termination of this Agreement.

(b)                Additional Compensation. Upon the occurrence of a Fundamental Transaction for an aggregate gross sales price of $100,000,000 or more, Consultant will receive an additional cash payment equal to one percent (1%) of such gross sales price. For the purposes of this agreement, “Fundamental Transaction” means any of the following: (i) a consolidation or merger involving the Company if the holders of the voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger do not, immediately after the consummation of such consolidation or merger, hold voting securities that collectively possess at least a majority of the voting power of all the outstanding securities of the surviving entity of such consolidation or merger or such surviving entity’s parent entity; (ii) a transfer or issuance (in a single transaction or series of related transactions) by one or more of the Company and its stockholders to one Person or to any group of Persons acting in concert, of shares of the Company’s capital stock then collectively possessing fifty percent (50%) or more of the voting power of all then outstanding shares of the Company’s capital stock (computed on an as-converted to common stock basis); or (iii) any sale, license, lease, assignment or other disposition of all or substantially all of the assets of the Company.

6.             Confidentiality and Solicitation.

(a)                Confidentiality. For purposes of this Agreement, “Confidential Information” means any information disclosed by the Company to the Consultant, of a confidential nature or marked confidential. Confidential Information may include without limitation such documents as business plans, source code, documentation, financial analysis, marketing plans, customer names, customer lists, customer data, contracts and other business information, including both the information of the Company or any prospective acquisition target entity(ies), existing or prospective customers, clients, investors or other third parties with whom the Company has relationships or conducts business that may be disclosed in connection with the Purpose of this Agreement. Consultant agrees that it will use the Confidential Information only in connection with its engagement for the Company and not for any other purpose. The Confidential Information shall be held in confidence by Consultant and shall not be disclosed to any other person without the prior written consent of the Company. Notwithstanding the foregoing, Consultant may disclose Confidential Information to the extent that: (i) the information was already in the possession of the Consultant at the time of disclosure on a non-confidential basis; (ii) disclosure is required by law, regulation or legal process or by request from any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction); or (iii) the information is or becomes publicly available, other than as a result of a breach of this Agreement. The provisions of this Section shall survive the termination of Consultant’s engagement for five (5) years, provided however such provisions shall remain in effect indefinitely solely as related to that portion of the Confidential Information that constitutes trade secrets.

(b)                Solicitation. The Consultant shall not, during the Term of this Agreement and for a period of six (6) months immediately after the termination of this Agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company’s customers about whom the Consultant became aware as a result of the Consultant’s services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company’s employees or consultants either for the Consultant or for any other person or entity.

7.             Consultant’s Representations. Consultant hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Consultant do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which Consultant is bound, (b) except as previously disclosed to the Company in writing (a copy of such agreement having been provided to the Company and with respect to which all noncompete restrictions shall expire prior to the commencement of the Consulting Period), Consultant is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms. Consultant hereby acknowledges and represents that Consultant has either consulted with independent legal counsel regarding Consultant’s rights and obligations under this Agreement or knowingly and voluntarily waived the opportunity to do so and that Consultant fully understands the terms and conditions contained herein. Consultant agrees it shall not use the Company’s name or the name of any of its employees in any advertising or promotional material without the prior written consent of the Company.

8.             Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision shall be ineffective only in the jurisdiction where so held and only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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9.             Complete Agreement. This Agreement and those documents expressly referred to herein (including the Confidentiality Agreement) embody the complete agreement and understanding among the parties with respect to, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to, the subject matter hereof in any way, including, without limitation, any prior consulting agreement, by and between Consultant and the Company or any of its Subsidiaries.

10.           No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

11.           Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or by electronic transmission in portable document format (pdf) or comparable electronic transmission), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.           Successors and Assigns. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder; provided that (a) this Agreement will inure to the benefit of and be enforceable by Consultant’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees (but otherwise will not otherwise be assignable, transferable or delegable by Consultant), and (b) this Agreement will be assignable, transferable or delegable by the Company without the consent of Consultant to the Company or any of its affiliates or to any successor (whether direct or indirect, in whatever form of transaction) to all or substantially all of their business or assets (none of which shall constitute a termination of Consultant’s engagement hereunder).

13.           Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws, provisions; and the Parties agree that the proper venue for the resolution of any disputes hereunder shall be Travis County, Texas.

14.           Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

15.           Indemnification and Reimbursement of Payments on Behalf of Consultant. The Consultant acknowledges that the Company will report any compensation payable pursuant to this Agreement on the appropriate tax forms as compensation to an independent contractor with respect to which the Company and its Subsidiaries are not withholding. Notwithstanding the forgoing, the Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Consultant any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to Consultant’s compensation or other payments from the Company, as may be required to be deducted or withheld by any applicable law or regulation. In the event the Company does not make such deductions or withholdings, Consultant shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together (if such failure to withhold was at the written direction of Consultant or if Consultant was informed in writing by the Company that such deductions or withholdings were not made) with any interest, penalties and related expenses thereto.

16.           Indemnification. The Company will indemnify and hold harmless Consultant from any claims or damages, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Consultant which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement; (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other Agreement entered into by the Company and Consultants relating hereto; or (iii) the Consultant’s performance of his duties as described in this Agreement.

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17.           Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY KNOWINGLY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE AGREEMENT AND CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18.           Notices. All notices which are required by or may be given pursuant to the terms of this Agreement must be in writing and must be delivered personally, sent by certified mail, return receipt requested, postage prepaid, or email. Any of the addresses set forth above may be changed from time to time by written notice from the party requesting the change. Such notices and other communications will be treated for all purposes of this Agreement as being effective immediately if delivered personally or by facsimile (with written confirmation of transmission), or five days after mailing by certified mail, return receipt requested, first class postage prepaid, or one day after deposit for next business day delivery by a nationally recognized overnight delivery service.

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

VOLCON, INC.

By: /s/ Christian Okonsky

Name: Christian Okonsky

Title: President

ACCEPTED AND AGREED:

Highbridge Consultants, LLC

By: /s/ Adrian James

Name: Adrian James

Title: Manager

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AMENDMENT TO CONSULTING AGREEMENT

This amendment (“Amendment”), dated as of the date set forth below (the “Effective Date”), is to that certain Consulting Agreement (the “Agreement”) dated August 28, 2020 by and between Highbridge Consultants, LLC (the “Consultant”) and Volcon, Inc. (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, Section 3 of the Agreement provides that a portion of the compensation to the Consultant shall paid in the form of the receipt a common stock purchase warrant (the “Original Warrant”);

WHEREAS, the Original Warrant has an exercise price of $0.01 per share and provides for an unknown number of shares issuable upon exercise based on the number of shares of Company common stock outstanding as of the date of exercise;

WHEREAS, the Company and Consultant have agreed to amend the terms of the Original Warrant to increase the exercise price and to fix the number of shares of Company common stock underlying the Original Warrant; and

WHEREAS, the Company has agreed to amend Section 5 to provide the Consultant with certain additional compensation as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the parties hereto agree as follows:

1.                   Exchange of Original Warrant. On the Effective Date, the Consultant shall assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Original Warrant in exchange for the common stock purchase warrant set forth in Exhibit A (the “New Warrant”).

2. Section 5 is hereby amended to add the following new Sections 5(c) and 5(d):

(c)                 Market Capitalization Compensation. Commencing upon the completion of the Company’s initial public offering of securities, if the Company’s Market Capitalization exceeds $300.0 million for a period of 21 consecutive trading days (the “Measurement Period”), Consultant will receive an additional cash payment equal to $15.0 million, payable within 90 days of the end of the Measurement Period. Notwithstanding the foregoingv, the Company shall have the right, in its sole discretion, to make the foregoing $15.0 million payment by the issuance of shares of Company common stock valued at the closing price of the Company’s common stock on first trading day of the Measurement Period. For the purposes of this Agreement, “Market Capitalization” is calculated on each trading day during the Measurement Period as the product of (A) the closing price of the Company’s common stock on the national securities exchange on which the Company’s common stock is listed on such day, and (B) the number of shares of Company common stock outstanding on such day.

(d)                 For the avoidance of doubt, the compensation payable to Consultant pursuant to Sections 5(b) and 5(c) of this Agreement shall be payable to Consultant if the milestones are achieved during or after the Term of this Agreement; provided that the milestones are achieved prior to the ten-year anniversary of the initial execution of the Agreement.

3.                   Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4.                   This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated below.

Volcon, Inc.

By:     /s/ Christian Okonsky

Christian Okonsky, President

Date: March 25, 2021

Highbridge Consultants, LLC

By:     /s/ Adrian James

Adrian James, Manager